Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and

Shareholders of

Federated Income Securities Trust

We consent to the use of our report, dated November 22, 2016, with respect to the financial statements of Federated Prudent DollarBear Fund, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus / proxy statement on Form N-14.

/s/ KPMG LLP

Boston, Massachusetts

June 14, 2017